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                                                                    EXHIBIT 11.1


                         NEXSTAR PHARMACEUTICALS, INC.

                       COMPUTATION OF NET LOSS PER SHARE


                                                       Three Months Ended
                                                             March 31,
                                                   ---------------------------
                                                       1998           1997
                                                   ------------    -----------
Net loss                                           $ (2,581,000)   $(9,721,000)
                                                   ============    ===========

Applicable common shares:
Weighted average shares outstanding during
     the period                                      27,467,000     26,424,000
                                                   ============    ===========

Net loss per common share                          $      (0.09)   $     (0.37)
                                                   ============    ===========